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                                                                       EXHIBIT 4

                           [Form of Face of Security]

                            THE TIMES MIRROR COMPANY
                 PREMIUM EQUITY PARTICIPATING SECURITIES (PEPS)
                                DUE MARCH __, 2001


                                                      NUMBER OF PEPS REPRESENTED
                                                      BY THIS SECURITY:

REGISTERED                                            REGISTERED
No. R-                                                CUSIP: 887364 50 3

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.


     As used herein, the following terms shall have the following meanings:

ORIGINAL ISSUE DATE:
March __, 1996

ISSUE PRICE PER PEPS:
$[issue price per PEPS]

MATURITY DATE:
The Stated Maturity Date (subject to extension upon the occurrence of certain Non-Trading Days (as defined on the reverse hereof) but in no event later than the Final Maturity Date)

STATED MATURITY DATE:
March 15, 2001

FINAL MATURITY DATE:
March 21, 2001

MANDATORY REDEMPTION DATE:
Any Delisting Date (as defined on the reverse hereof) of the Reference Property Relating to One PEPS (as defined on the reverse hereof) (initially one share of common stock, par value $.0001 per share, of Netscape Communications Corporation ("Netscape"), subject to adjustment as a result of certain dilution events involving Netscape as set forth on the reverse hereof)

MANDATORY REDEMPTION:
Redemption by the Company, in whole but not in part, of the outstanding PEPS for cash in an amount equal to the Market Value (as defined on the reverse hereof) as of the Mandatory Redemption Date



PEPS:
A PEPS is a Premium Equity Participating Security of the Company (as defined below) having an issue price of $[issue price]

INTEREST ACCRUAL DATE:
March __, 1996

INTEREST PAYMENT DATES:
Payable quarterly in arrears on each of March 15, June 15, September 15 and December 15 beginning June 15, 1996, and on the Maturity Date and the Redemption Date (as defined on the reverse hereof)

INTEREST RATE:
__% of the Issue Price per annum

AMOUNT PAYABLE AT MATURITY:
An amount in cash with respect to each PEPS equal to the Market Value as of the second Business Day (as defined on the reverse hereof) prior to the Maturity Date of the Reference Property Relating to One PEPS

OPTIONAL REDEMPTION:
The Company's right after December 15, 2000 to redeem all, or from time to time any part, of the outstanding PEPS for cash in an amount per PEPS equal to the product of the Redemption Ratio (as defined on the reverse hereof) and the Market Value of the Reference Property Relating to One PEPS as of the second Business Day prior to the Redemption Date plus cash in an amount equal to all unpaid interest, whether or not accrued, that would have been payable on the PEPS through the Maturity Date


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                 THE TIMES MIRROR COMPANY, a Delaware corporation (herein
called the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to
           , or registered assigns, on the Maturity Date the Amount Payable at Maturity determined in accordance with the procedures described herein and to pay interest on the Issue Price hereof at the Interest Rate from the Interest Accrual Date until the Amount Payable at Maturity or the amount payable upon redemption, as the case may be, is paid or duly made available for payment, quarterly in arrears on each Interest Payment Date, commencing on June 15, 1996, and on the Maturity Date and the Redemption Date, as the case may be, except as provided herein.

                 Payment of the Amount Payable at Maturity or the amount payable upon redemption, as the case may be, and interest will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Amount Payable at Maturity or the amount payable at redemption, as the case may be, shall be determined by the Company and written notice thereof shall be provided to the Trustee (as defined on the reverse hereof) and the Paying Agent (as defined on the reverse hereof) on the Business Day prior to the maturity or earlier redemption hereof. The Company's determination of the Amount Payable at Maturity or the amount payable at redemption, as the case may be, shall be conclusive and binding absent manifest error.

                 Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months and on the basis of the actual number of days elapsed in any such 30-day month. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but not including such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Interest payable on this Security on any Interest Payment Date will be paid to the person in whose name such Security is registered at the close of business on the applicable Record Date (as defined below); provided that the interest payable upon maturity or redemption will be payable to the person to whom principal is payable.
Interest will cease to accrue in respect of this Security on the Maturity Date or on any earlier Redemption Date of this Security, provided that upon optional redemption, interest will be payable through the Maturity Date. "Record Date" means, for any Interest Payment Date, the date 15 calendar days prior to such Interest Payment Date, whether or not such Record Date is a Business Day. Payments of interest, other than interest payable at maturity or upon redemption, will be made by check mailed to the address of the person entitled thereto as shown on the register maintained by the registrar for the PEPS. Payments of principal and interest at maturity or upon redemption will be made in immediately available funds against presentation and surrender of the certificate representing this Security. Notwithstanding the foregoing, the Depositary (as defined on the reverse hereof) shall be entitled to receive payments of interest by wire transfer of immediately available funds.

                 Subject to certain exceptions described herein, payment of the principal in respect of this Security will be made in immediately available funds and payment of the interest due hereon on the Maturity Date and the Redemption Date will be made in immediately available funds, in each case, upon presentation and surrender of this Security at the office or agency of the Paying Agent maintained for that purpose in the Borough of Manhattan, The City of New York, if this Security is presented to the Paying Agent in time for it to make such payments in accordance with its normal procedures.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.





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                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.


                                                   THE TIMES MIRROR COMPANY


                                                   By _______________________


ATTEST:


__________________________




TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities of the
series designated therein referred
to in the within-mentioned Indenture.


CITIBANK, N.A.,
  as Trustee



By________________________
    Authorized Signatory





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                         [Form of Reverse of Security]

                 This is one of the duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March ____, 1996 and indentures supplemental thereto (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and the Officers' Certificate setting forth the terms of this series of Securities reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. The Company has appointed Citibank, N.A. at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor paying agent appointed by the Company) with respect to the PEPS. To the extent not inconsistent herewith, the terms of the Indenture and those made part of the Indenture by the Officers' Certificate delivered pursuant thereto are hereby incorporated by reference herein. The Securities are subject to all such terms and holders are referred to the Indenture and to the Trust Indenture Act of 1939, as amended, for a statement of them. This Security is one of the series designated on the face hereof.

                 This Security is an unsecured and unsubordinated obligation of the Company and will rank equally and ratably with all other unsecured and unsubordinated debt of the Company, subject to certain statutory exceptions in the event of liquidation upon insolvency.

                 This Security will not be subject to any sinking fund or subject to repayment at the option of the holder prior to maturity and will not be subject to the defeasance provisions set forth in the Indenture.

                 This Security is subject to mandatory redemption, in whole but not in part, on any Delisting Date (as defined below) for cash in an amount equal to the Market Value (as defined below) as of the second Business Day (as defined below) prior to such Delisting Date of the Reference Property Relating to One PEPS (as defined below) plus interest accrued but unpaid to the mandatory Redemption Date (as defined below). In addition to providing notice of such mandatory redemption as provided below, the Company will contemporaneously publish notice of such Delisting Date in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal). The "Delisting Date" means the first date on which the Netscape Common Stock (as defined below)(or equity securities comprising more than 25% of the fair market value (as determined in good faith by the Board of Directors of the Company on the date any such equity security is distributed and on the date any such equity security is delisted) of the Reference Property Relating to One PEPS) is not listed on any United States national securities exchange or United States national securities system subject to last sale reporting or is permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) on each such securities exchange and securities system on which it is then listed. A Delisting Date will not occur solely by reason of the occurrence of any dilution adjustment described below.

                 At any time and from time to time after December 15, 2000 and prior to the Maturity Date (as defined below), the Company will be entitled, upon a call for redemption of not more than 60 nor less than 30 days' notice, to redeem all, or from time to time any part, of the outstanding Securities and deliver to the holders thereof, in exchange for each Security so called, cash in an amount equal to the product of the Redemption Ratio (as defined below) and the Market Value of the Reference Property Relating to One PEPS as of the second Business Day prior to the Redemption Date, plus cash in an amount equal to all unpaid interest, whether or not accrued, that would have been payable on the Securities through the Maturity Date. If fewer than all the outstanding Securities are to be called for redemption, the Securities to be called will be selected by the Trustee from the outstanding Securities by lot or pro rata (as nearly as may be) or by any other method determined by the Trustee in its sole discretion to be equitable (or if the Securities are then held by a nominee for The Depository Trust Company (the "Depositary") such selection will be made in accordance with the customary procedures of the Depositary).

                 The Company will provide notice of any optional redemption of the Securities to holders of record of the Securities to be called for optional redemption not more than 60 days nor less than 30 days before the Redemption Date. Accordingly, the earliest Redemption Notice Date (as defined below) for any call for optional redemption of the Securities will be October 16, 2000.
The Company will provide notice of any mandatory redemption of the Securities to all holders of record of the Securities as soon as practicable, but in no event later than 10 Trading Days (as defined below) prior to the Redemption Date. Any notice of optional or mandatory redemption will be sent to the holders of record of the Securities to be called at each such holder's address as it appears on the security register by first-class mail, postage prepaid; provided, however, that failure to give such notice or any defect therein will not affect the validity of the proceeding for redemption of any of the Securities to be redeemed except as to the holder to whom the Company has failed to give such notice or whose notice is defective. Such notice shall state, among other things, the Redemption Date and the computation of the Redemption Ratio and the method for computing the Market Value of the Reference Property Relating to One PEPS. A public announcement of any call for redemption





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will be made by the Company before, or at the time of, the Redemption Notice
Date. Each holder of Securities called for redemption must surrender such Securities to the Company at the place designated in the notice of redemption. On and after a Redemption Date, all rights of the holders of the Securities called for redemption will terminate and interest will cease to accrue.

                 In the event that any of the 10 Business Days ending on the second Business Day prior to March 15, 2001 or any optional Redemption Date, as the case may be, is not a Trading Day (a "Non-Trading Day"), the Securities will not mature or be optionally redeemed on such date, but the Maturity Date or the optional Redemption Date of the Securities will be extended one Trading Day for each Non-Trading Day; provided, however, that the Securities will mature in any event not later than on March 21, 2001. In the event that the Maturity Date or optional Redemption Date of the Securities is extended as a result of one or more Non-Trading Days, interest will be payable to the holders of the Securities on such extended Maturity Date or optional Redemption Date and interest thereon will accrue from March 15, 2001 or such optional Redemption Date, as the case may be, to but not including such extended Maturity Date or optional Redemption Date. The Company shall promptly notify the Depositary, by first-class mail, postage prepaid, of such extension of maturity or redemption. The Company also will contemporaneously publish notice of such extension of maturity or redemption in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

                 In the case of a tender or exchange offer for all Reference Property (as defined below) of a particular type, Reference Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Reference Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer), whether or not the Company tenders or exchanges such Reference Property. In the case of a partial tender or exchange offer with respect to Reference Property of a particular type, Reference Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Reference Property in an amount determined as if the offeror had purchased or exchanged such Reference Property in the proportion in which all property of such type was purchased or exchanged from the holders thereof; provided that if the Company tenders all its Reference Property of such type, the amount of cash or other property received that will constitute Reference Property will be determined on the basis of the amount of such cash or other property actually received by the Company. Except as provided above, in the event of a tender or exchange offer with respect to Reference Property in which an offeree may elect to receive cash or other property, Reference Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash. If Netscape (as defined below) or any Netscape Successor (as defined below) distributes to all holders of Reference Property rights or warrants to subscribe for or purchase any of its securities and the expiration date of such rights or warrants precedes the maturity or earlier redemption of the Securities, then Reference Property shall be deemed to include an amount in cash equal to the Market Price (as defined below) as of the Trading Day immediately preceding such expiration date of the portion of such rights or warrants relating to the Reference Property, whether or not the Company exercises such rights or warrants. If cash is received, or deemed received, from time to time in respect of any Reference Property, the amount of such cash at any date of determination shall be increased by an amount per annum equal to the Applicable Treasury Rate (as defined below) on such cash from the date such cash was received, or deemed received, to such date of determination.

                 Neither the Trustee nor any Paying Agent shall at any time be under any duty or responsibility to any holder of this Security to determine whether any facts exist which may require any adjustment of the Market Price or with respect to the nature or extent of any such adjustment when made or with respect to the method employed in making the same.





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                 If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the securities of each series at the time outstanding, on behalf of the holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 As provided in and subject to the provisions of the Indenture, the holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the holders of not less than 25% in principal amount of the Securities at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee under the Indenture and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in principal amount of the Securities at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office of the Trustee in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. Such signature must be guaranteed by an institution that is a member of the Securities Transfer Agent Medallion Program.


                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 This Security shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.





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                 As used herein:

                 "Applicable Treasury Rate," with respect to any cash received or deemed received, means the Reference Treasury Quotation (as defined below), as of the date such cash was received or deemed received, on the Reference Treasury Strip (as defined below).

                 "Business Day" means any day that is not a Saturday, a Sunday or a day on which the Nasdaq National Market or banking institutions or trust companies in The City of New York are authorized or obligated by law or executive order to close.

                 "Extraordinary Cash Dividend" means, with respect to any Reference Property consisting of capital stock, any distribution consisting of cash, excluding any quarterly cash dividend on such stock to the extent that the aggregate cash dividend per share of such stock in any quarter does not exceed the greater of (x) the amount per share of such stock to the next preceding quarterly cash dividend on such stock to the extent that such preceding quarterly dividend did not constitute an Extraordinary Cash Dividend and (y) 3.75 percent of the Market Value of such stock as of the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the issuer of such stock.

                 "Market Price" of any security as of the date of determination means the last reported sale price of such security as reported by the Nasdaq National Market system, or if such security is not reported by the Nasdaq National Market system, the closing sale price for such security (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transaction for the principal United States securities exchange on which such security is traded or, if such security is not listed on a United States national or regional securities exchange, the high per share bid price for such security in the over-the-counter market as reported on the National Quotation Bureau or similar organization, or, if such bid price is not available, the value of such security on such date as determined by a nationally recognized investment banking firm retained for such purpose by the Company.

                 "Market Value" of any security as of the date of determination means the average of the Market Prices of such security for the 10 consecutive Trading Days ending on such date of determination.

                 "Maturity Date" means March 15, 2001, subject to extension upon the occurrence of Non-Trading Days as described herein.

                 "Netscape" means Netscape Communications Corporation, a Delaware Corporation.

                 "Netscape Common Stock" means the Common Stock, for value $.0001 per share, of Netscape.

                 "Redemption Date" means the date of any optional or mandatory redemption of the Securities.

                 "Redemption Ratio" with respect to any redemption of the Securities will be equal to (a) if the Market Value of the Reference Property Relating to One PEPS is less than the Issue Price, 1.000, (b) if the Market Value is equal to or greater than the Issue Price but less than or equal to $_______ (the "Threshold Appreciation Price"), a fraction the numerator of which is the Issue Price and the denominator of which is the Market Value and (c) if the Market Value is greater than the Threshold Appreciation Price, 0.____. For purposes of the foregoing, the Market Value shall be determined as of the second Trading Day prior to the date of the redemption notice (the "Redemption Notice Date") relating to such redemption, provided, however, that if the Market Price of the Reference Property Relating to One PEPS on the Trading Day immediately prior to the Redemption Notice Date is less than 95% of such Market Value, then the Market Value for purposes of determining the Redemption Ratio shall be the Market Price on such Trading Day.

                 "Reference Property" means, (A) initially that number of shares of the Netscape Common Stock equal to the aggregate number of the Securities issued and (B) all property received in respect of such shares of the Netscape Common Stock (either directly or as the result of successive applications of this paragraph) upon the following events: (i) the distribution of a dividend on Reference Property in the same type of Reference Property, (ii) the combination of Reference Property into a smaller number of shares or other units, (iii) the subdivision of outstanding shares or other units of Reference Property, (iv) the conversion or reclassification of Reference Property by issuance or exchange of other securities, (v) any consolidation or merger of Netscape, or any surviving entity or subsequent surviving entity of Netscape (a "Netscape Successor"), with or into another entity (other than a merger or consolidation in which Netscape is the continuing corporation and in which the Netscape Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Netscape or another corporation), (vi) any statutory





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exchange of securities of Netscape or any Netscape Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which Netscape is the continuing corporation and in which the Netscape Common Stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of Netscape or another corporation), (vii) any liquidation, dissolution or winding up of Netscape or any Netscape Successor, (viii) any distribution of cash or other property on Reference Property of a particular type (excluding cash dividends or other cash distributions other than Extraordinary Cash Dividends (as defined below)) or (ix) any tender or exchange offer for Reference Property of a particular type (any such event, an "Adjustment Event").

                 "Reference Property Relating to One PEPS" shall mean one share of the Netscape Common Stock and such additional or substitute Reference Property received with respect to one share of the Netscape Common Stock, either directly or as the result of successive Adjustment Events.

                 "Reference Treasury Quotation" means the average of the bid and asked yields to maturity for the Reference Treasury Strip as quoted by three primary U.S. Government securities dealers in New York City selected by the Company, one of which shall be Morgan Stanley & Co. Incorporated.

                 "Reference Treasury Strip" means the stripped principal Treasury note for which one or more Reference Treasury Quotations are available with a maturity date on or, if no such stripped principal Treasury note is then quoted, next preceding the first possible Redemption Date.

                 "Trading Day" for any security means a Business Day on which the security for which the Market Value is being determined (A) is not suspended from trading on any United States national securities exchange or United States national securities system at the close of business on such Business Day and (B) has traded at least once on such Business Day on the United States national securities exchange or United States national securities system that is the primary market for the trading of such security.





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                                 ABBREVIATIONS


                 The following abbreviations, when used in the inscription on the face of this instrument or by any assignee, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT-...........Custodian..............
                          (Cust)               (Minor)

     Under Uniform Gifts to Minors Act...................
                                    (State)


     Additional abbreviations may also be used though not in the above list.


                             ______________________





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                                ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE]


_______________________________________     !
                                            !
____________________________________________!___________________________________


________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

________________________________________________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________
attorney to transfer such Security on the books of the Company, with full power of substitution in the premises.


Dated: ________________

________________________________________________________________________________


                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever. Such signature must be guaranteed by an institution that is a member of the Securities Transfer Agent Medallion Program.





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